SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

In connection with the consummation of the transaction described in Item 2.01, Saks Incorporated (the “Company”) entered into a Transition Services Agreement with The Bon-Ton Stores, Inc. (“Bon-Ton” or “Buyer”) which was amended and restated on March 10, 2006 (the “Bon-Ton TSA”). Pursuant to the Bon-Ton TSA, the Company will continue to provide, for varying transition periods, back office services related to the Company’s former Northern Department Store Group operations. The back-office services include certain information technology, telecommunications, credit, accounting and store planning services, among others. Additional information regarding the Bon-Ton TSA contained in Item 9.01(b) is incorporated by reference herein. The description of the Bon-Ton TSA contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Bon-Ton TSA, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2006, the Company consummated the sale of all outstanding equity interests of certain of the Company’s subsidiaries holding, directly or indirectly, the Company’s Northern Department Store Group (an operating division of Saks Department Store Group), which operates under the business names “Carson Pirie Scott,” “Bergner’s,” “Boston Store,” “Herberger’s” and Younkers (“NDSG”), to Buyer. The consideration received consisted of approximately $1.110 billion in cash (reduced as described below based on changes in working capital), plus the assumption by Buyer of approximately $40 million of unfunded benefits liabilities and approximately $35 million of capital leases, pursuant to the terms of the previously disclosed Purchase Agreement, dated as of October 29, 2005, as amended, between the Company and Buyer (the “Purchase Agreement”). A preliminary working capital adjustment based on an estimate of working capital as of the effective time of the transaction reduced the amount of cash proceeds by approximately $60 million resulting in net cash proceeds to the Company of approximately $1.050 billion. The estimated working capital and unfunded benefits liabilities are subject to a post-closing adjustment to determine final amounts as of the effective time of the transaction.

The transaction was effective at 12:01 a.m. on March 5, 2006. The disposition included NDSG’s operations consisting of, among other things, real and personal property, operating leases and inventory associated with 142 NDSG units (31 Carson Pirie Scott stores, 14 Bergner’s stores, 10 Boston Store stores, 40 Herberger’s stores and 47 Younkers stores); the administrative/headquarters facilities in Milwaukee, Wisconsin; and distribution centers located in Rockford, Illinois, Naperville, Illinois, Green Bay, Wisconsin and Ankeny, Iowa.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Purchase Agreement, which is incorporated by reference herein from (i) Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2005 and (ii) Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2006. The summary disclosure above and the Purchase Agreement are being furnished to provide information regarding the terms of the Purchase Agreement. No representation, warranty, covenant, or agreement described in the summary disclosure or contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor or covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the Company and Buyer, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 8.01 Other Events.

On March 6, 2006, the Company announced the declaration by its Board of Directors of a special cash dividend of $4 per share. The special dividend will be payable May 1, 2006 to shareholders of record as of April 14, 2006.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Effective July 2, 2005, the Company and certain of its subsidiaries consummated the sale of substantially all of the assets that were solely related to the business of owning and operating the retail stores operating under the Company’s “Proffitt’s” and “McRae’s” business names (hereafter referred to as “Proffitt’s”) to Belk, Inc. (“Belk”). Please refer to the Current Report on Form 8-K/A filed on October 14, 2005 for the required pro forma financial information related to the Proffitt’s sale and the Current Report on Form 8-K filed on May 2, 2005 for the terms of the Asset Purchase Agreement between the Company and Belk (the “Asset Purchase Agreement”).

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the sale of NDSG to Buyer and the disposition of Proffitt’s to Belk. The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited consolidated balance sheet of Saks Incorporated as of October 29, 2005 and assumes the sale of NDSG was consummated on October 29, 2005. At October 29, 2005, the assets and liabilities of NDSG qualified for treatment as “Assets Held in Sale” and are reflected as such in the Company’s unaudited consolidated balance sheet. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 29, 2005 (fiscal year 2004) and the unaudited consolidated statement of income for the third quarter ended October 29, 2005 (third quarter 2005) and assume the sale of NDSG was consummated as of February 1, 2004 (the first day of fiscal year 2004).

At March 4, 2006, NDSG operated as a traditional department store retailer, with its stores principally serving as anchor stores in leading regional or community malls. The stores typically offer a broad selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics and decorative home furnishings. The NDSG stores sold are located throughout 12 Northern states. The NDSG assets sold consisted of, among other things, the real and personal property, operating leases and inventory associated with 142 NDSG units (31 Carson Pirie Scott stores, 14 Bergner’s stores, 10 Boston Store stores, 40 Herberger’s stores, and 47 Younkers stores); the administrative/headquarters facilities in Milwaukee, Wisconsin; and distribution centers located in Rockford, Illinois, Naperville, Illinois; Green Bay, Wisconsin, and Ankeny, Iowa.

As contemplated by in the Purchase Agreement, Bon-Ton entered into a Transition Services Agreement with the Company (“Bon-Ton TSA”), whereby the Company will continue to provide, for varying transition periods, back office services related to the NDSG operations. The back-office services include certain information technology, telecommunications, credit, accounting and store planning services, among others. Bon-Ton will compensate the Company for these services provided, as outlined in the Bon-Ton TSA.

The adjustments included within the Unaudited Pro Forma Consolidated Financial Statements reflect the removal of the historical assets, liabilities and operations associated with the stores, administrative/headquarter facilities and distribution centers sold to Bon-Ton, and the revenue provided to the Company in accordance with the Bon-Ton TSA, assuming Bon-Ton owned these stores during the periods presented. The adjustments do not reflect an expense reduction for costs associated with back-office operations and corporate support functions. The adjustments also do not reflect the effect of the use of the net cash proceeds from Bon-Ton on the Company’s ongoing results of operations and its future financial position. The Company will use the net cash proceeds to pay a special cash dividend of $4 per share. The dividend payout will total approximately $540 million based on the current shares outstanding.

The accompanying Unaudited Pro Forma Consolidated Financial Statements are based on the consolidated financial statements of the Company adjusted to give effect for the sale of Proffitt’s. The Unaudited Pro Forma Consolidated Statements of Income are derived from the audited consolidated statement of income for the fiscal year ended January 29, 2005 (fiscal year 2004) and the unaudited consolidated statement of income for the third quarter ended October 29, 2005 (third quarter 2005) and assume the sale of Proffitt’s was consummated as of February 1, 2004 (the first day of fiscal year 2004).

As contemplated by the Asset Purchase Agreement, Belk entered into a Transition Services Agreement (“Belk TSA”), whereby the Company will continue to provide, for varying transition periods, back office services related to the Proffitt’s operations. The back-office services include information technology, telecommunications, credit, store planning and distribution services, among others. Belk will compensate the Company for these services provided, as outlined in the Belk TSA.

The adjustments included in the Unaudited Pro Forma Consolidated Financial Statements reflect the removal of the operations associated with the stores and the Alcoa facility sold to Belk, and the revenue provided to the Company in accordance with the Belk TSA, assuming Belk owned these stores during the periods presented. The adjustments also reflect the removal of the non-recurring gain recognized in the historical consolidated statements of income on the Proffitt’s sale. The adjustments do not reflect an expense reduction for costs associated with back-office operations and corporate support functions. The adjustments also do not reflect the use of the net cash proceeds from the sale of Proffitt’s on the Company’s ongoing results of operations and its future financial position.

These Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the 2004 Form 10-K, and (2) the third quarter 2005 Form 10-Q.

The Unaudited Pro Forma Consolidated Financial Statements and the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are included as Exhibit 99.2 and are incorporated herein by reference.

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(c) Exhibits.

Exhibits
10.1	Amended and Restated Transition Service Agreement dated as of March 10, 2006 between Saks Incorporated and The Bon-Ton Stores, Inc.
99.1	Purchase Agreement, dated as of October 29, 2005, as amended, between Saks Incorporated and The Bon-Ton Stores, Inc. (incorporated by reference to Exhibit 99.1 of Saks Incorporated’s Current Report on Form 8-K filed November 3, 2005 and Exhibit 99.1 of Saks Incorporated’s Current Report on Form 8-K filed February 21, 2006).*
99.2	Unaudited Pro Forma Consolidated Financial Statements.

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: March 10, 2006	/s/ Kevin G. Wills
Kevin G. Wills Executive Vice President of Finance and Chief Accounting Officer

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